Exhibit 99.1

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2014 AND 2013

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Table of Contents

December 31, 2014 and 2013

Page

Independent Auditors’ Report	1 - 2

Consolidated Financial Statements:

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Shareholders’ Equity (Deficit)	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 16

Independent Auditors’ Report

To the Board of Directors

HealthStream, Inc. and Subsidiaries

Nashville, Tennessee

We have audited the accompanying consolidated financial statements of HealthLine Systems, Inc. and Subsidiaries (the Company) which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HealthLine Systems, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee

April 7, 2015

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

For the Years Ended December 31, 2014 and 2013

	2014	2013
ASSETS
Current assets:
Cash	$4,002,041	$909,122
Accounts receivable, net	3,241,896	3,312,831
Advances and prepaid expenses	19,439	147,914
Advances - Shareholder	18,517	16,536
Deferred tax asset	178,263	174,096

Total current assets	7,460,156	4,560,499

Property and equipment:
Equipment	5,437,542	5,232,584
Leasehold improvements	212,867	212,867
Furniture and fixtures	131,621	131,621

	5,782,030	5,577,072
Less - Accumulated depreciation and amortization	(2,967,300)	(2,567,545)

	2,814,730	3,009,527

Capitalized software development, net	328,603	556,413

Intangible assets, net	79,167	91,222

Total assets	$10,682,656	$8,217,661

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$249,996	$249,996
Accounts payable	348,578	325,799
Accrued expenses	2,173,510	1,776,742
Deferred revenue	12,170,716	11,815,286

Total current liabilities	14,942,800	14,167,823

Long-term debt	1,604,181	1,854,177
Deferred tax liability	29,294	36,036
Deferred revenue	2,015,122	2,147,665
Commitments and contingencies	—	—

	18,591,397	18,205,701

Shareholders’ deficit:
Common stock, no par value, 10,000 shares authorized; 2,941 shares issued and outstanding at December 31, 2014 and 2013	2,750	2,750
Accumulated deficit	(7,911,491)	(9,990,790)

Total shareholders’ deficit	(7,908,741)	(9,988,040)

Total liabilities and shareholders’ deficit	$10,682,656	$8,217,661

See independent auditors’ report and accompanying notes to the consolidated financial statements.

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenues, net	$18,947,113	$18,419,625

Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	2,442,824	2,374,900
Product development	1,769,132	1,762,253
Sales and marketing	2,052,112	2,191,562
Other general and administrative expenses	4,434,438	4,715,985
Depreciation and amortization	692,424	740,561

Total operating costs and expenses	11,390,930	11,785,261

Income from operations	7,556,183	6,634,364

Other income (expense), net	(37,124)	(51,684)

Income before income tax provision	7,519,059	6,582,680
Income tax provision	147,266	137,629

Net income	$7,371,793	$6,445,051

See independent auditors’ report and accompanying notes to the consolidated financial statements.

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

For the Years Ended December 31, 2014 and 2013

				Total Shareholders’ Equity (Deficit)
	Common Stock		Accumulated Deficit
	Shares	Amount

Balance, December 31, 2012	2,941	$2,750	$(9,523,211)	$(9,520,461)

Net income	—	—	6,445,051	6,445,051

Dividends paid to shareholders	—	—	(6,912,630)	(6,912,630)

Balance, December 31, 2013	2,941	2,750	(9,990,790)	(9,988,040)

Net income	—	—	7,371,793	7,371,793

Dividends paid to shareholders	—	—	(5,292,494)	(5,292,494)

Balance, December 31, 2014	2,941	$2,750	$(7,911,491)	$(7,908,741)

See independent auditors’ report and accompanying notes to the consolidated financial statements.

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013
Operating activities:
Net income	$7,371,793	$6,445,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	694,424	742,561
Provision for doubtful accounts	(46,991)	147,775
Provision for deferred income taxes	(10,909)	8,819
Accounts receivable	117,926	(1,086,179)
Advances and prepaid expenses	128,475	(117,647)
Advances - Shareholder	(1,981)	(10,801)
Accounts payable	22,780	(38,022)
Accrued expenses	396,768	355,553
Deferred revenue	222,887	(30,132)

Net cash provided by operating activities	8,895,172	6,416,978

Investing activities:
Purchases of property and equipment	(204,958)	(47,365)
Payments associated with capitalized software development	(54,805)	(44,839)

Net cash used in investing activities	(259,763)	(92,204)

Financing activities:
Dividends paid to shareholders	(5,292,494)	(6,912,630)
Repayments of debt	(249,996)	(249,996)

Net cash used in financing activities	(5,542,490)	(7,162,626)

Net increase (decrease) in cash	3,092,919	(837,852)

Cash at beginning of the year	909,122	1,746,974

Cash at the end of year	$4,002,041	$909,122

Supplemental cash flow information:
Interest paid	$70,618	$79,483

Income taxes paid	$109,683	$84,328

See independent auditors’ report and accompanying notes to the consolidated financial statements.

HEALTHLINE SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization

HealthLine Systems, Inc. (HealthLine) was incorporated in the State of California in 1985, and is headquartered in San Diego, California. HealthLine provides credentialing software, contact center software, and quality management software to hospitals and healthcare organizations in the United States, Mexico and Canada. HealthLine’s mission is to provide peerless information management solutions and services that maximize the quality and delivery of healthcare.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of HealthLine Systems, Inc. and its subsidiaries, all of which are wholly-owned and are collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Accrual Basis

The consolidated financial statements of the Company are prepared using the accrual basis of accounting, under which revenue is recognized when earned rather than when collected and expenses are recognized when incurred rather than when disbursed.

(d)	Use of Estimates

Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences could be material to the consolidated financial statements.

(e)	Revenue Recognition

The Company’s revenue recognition policies are determined primarily through consideration of Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 985-605, Software Revenue Recognition. Revenues are derived from both licensed and SaaS-based software offerings to customers. Initial software licensing agreements are typically provided under one (1) to five (5) year contracts. Renewal licensing agreements are typically for a one (1) year period. SaaS-based subscriptions are provided under annual or quarterly agreements.

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, prices are fixed and determinable, services and products are provided to the customer, and collectability is probable or reasonably assured.

For initial licensed software offerings, the Company recognizes revenue from all elements, including license fees, services for data conversion, implementation and training, and customer support, ratably over the initial contract term because the relative fair values of the elements cannot be determined and because certain elements have no stand-alone fair value. Revenue recognition does not begin until the software is installed and available for use by the customer. License fees for software upgrades or enhancements after the initial contract is executed are recognized ratably over the longer of the remaining contract term or an estimated three-year use term. License renewal and customer support fees are recognized ratably over the renewal period, which is typically one year.

Revenues from services, other than those offered in connection with an initial customer contract, are recognized when the services are performed.

Revenues from all elements of SaaS-based software offerings are recognized ratably over the agreement term.

The Company accounts for all governmental taxes associated with revenue transactions on a net basis.

(f)	Cash Equivalents

The Company considers cash equivalents to be unrestricted, highly liquid investments with initial maturities of less than three months.

(g)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management estimates the allowance for doubtful accounts using a specific identification method on a case-by-case basis, based on facts and circumstances surrounding each potentially uncollectable receivable. Uncollectible receivables are written-off in the period management believes it has exhausted every opportunity to collect payment from the customer. Bad debt expense is recorded when events or circumstances indicate an additional allowance is required based on the Company’s specific identification approach. At December 31, 2014 and 2013, the Company has established an allowance for doubtful accounts of $150,230 and $197,221, respectively. Bad debt expense for the years ended December 31, 2014 and 2013 was $65,430 and $193,361, respectively. Accounts receivable are considered delinquent after thirty days. Late fees and interest are not assessed on delinquent accounts.

(Continued)

(h)	Deferred Revenue

Deferred revenue represents amounts which have been billed or collected in advance of revenue recognition, and is recognized as the revenue recognition criteria are met. The Company typically invoices customers in accordance with stipulated contract dates or in quarterly or annual installments.

(i)	Property and Equipment

Property and equipment are stated on the basis of cost. Expenditures representing additions or improvements are capitalized. Maintenance and repairs are charged to expense as incurred. Upon retirement or disposition, costs and accumulated depreciation are removed from the accounts and resulting gain or loss is recognized in income.

Depreciation and amortization of assets are provided by the straight-line method over the assets’ estimated useful lives, except for leasehold improvements, which are amortized over the shorter of the estimated useful life or their respective lease term. The estimated useful lives for significant property and equipment categories are as follows:

Useful Lives

Equipment	5-15 years
Leasehold improvements	6-10 years
Furniture and fixtures	7-10 years
Computer software	3-5 years

Depreciation and amortization of property and equipment totaled $399,754 and $445,588 for the years ended December 31, 2014 and 2013, respectively.

(j)	Capitalized Software Development

The Company accounts for costs incurred to develop computer software in accordance with FASB ASC 985-20, Costs of Software to be Sold, Licensed, or Marketed. As required by FASB ASC 985-20, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary project along with post-implementation stages of computer software are expensed as incurred. Costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and on-going assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life. Amortization of all capitalized software development costs is by the straight-line method over an estimated useful life of the software. The Company capitalized approximately $54,800 and $44,800 during 2014 and 2013, respectively.

(Continued)

(k)	Intangible Assets

The Company accounts for its intangible assets in accordance with FASB ASC 350, Goodwill and Other Intangible Assets, which requires intangible assets that have indefinite useful lives to be capitalized and tested annually for impairment. Intangible assets other than goodwill that have finite useful lives are to be amortized over their estimated useful lives.

Intangible assets subject to amortization are being amortized on the straight-line method over the weighted average useful lives of the assets. No residual value is estimated for these intangible assets.

(l)	Long-Lived Assets

Long-lived assets to be held for use are reviewed for events or changes in facts and circumstances, both internally and externally, which may indicate that an impairment of long-lived assets held for use is present. The Company measures any impairment using observable market values or discounted future cash flows from the related long-lived assets. The cash flow estimates and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation. Management periodically evaluates whether the carrying value of long-lived assets, including property and equipment, capitalized software development costs and other intangible assets will be recoverable. At December 31, 2014 and 2013, there were no impairments recognized related to long-lived assets.

(m)	Income Taxes

The Board of Directors of the Company has elected to operate the Company as a Sub-Chapter S under the Internal Revenue Code. As a Sub-Chapter S, the shareholders are taxed on their proportionate share of the Company’s net income. Certain specific deductions and credits flow through the Company to its shareholders.

The Company follows the asset and liability method of accounting for state income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, as it relates to uncertain tax positions. The Company accounts for income tax uncertainties using a more-likely-than-not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not

(Continued)

recognition threshold are measured in order to determine the tax benefit recognized in the financial statements. Any interest and penalties recognized associated with a tax position are classified in operating expenses in the Company’s financial statements.

(n)	Fair Value Measurement

The Company follows FASB ASC 820-10, Fair Value Measurements, with respect to its financial assets and liabilities. FASB ASC 820-10 defines fair value and establishes a framework for measuring fair value under generally accepted accounting principles. The current practice includes: (1) the definition of fair value, which focuses on an exit price rather than on entry price; (2) the methods used to measure fair value, such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions, and credit standing; and (3) the expanded disclosures about fair value measurements. The standard utilizes a fair value hierarchy which is categorized into three levels based on the inputs to the valuation techniques used to measure fair value.

Generally accepted accounting principles require disclosure of an estimate of fair value of certain financial instruments. The Company’s significant financial instruments are cash, accounts receivable, accounts payable, accrued expenses, deferred revenue, and notes payable. For these consolidated financial instruments, carrying values approximate fair value.

(o)	Concentrations of Credit Risk and Significant Customers

The Company maintains cash accounts at financial institutions whose accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to statutory limits. As of January 1, 2013, the standard FDIC insurance amount became limited to $250,000 per depositor, per insured bank. Excess amounts held by the Company during 2014 and 2013 were uninsured and uncollateralized.

The Company sells its products and services to various companies in the healthcare industry that are located in the United States, Mexico, and Canada. Credit evaluations are performed of customers’ financial condition and generally the Company requires no collateral from customers. The Company did not have any single customer representing over 10% of net revenues during 2014 or 2013.

(p)	Subsequent Events

The Company has evaluated subsequent events through April 7, 2015, the date which the consolidated financial statements were available to be issued.

(Continued)

(2)	Capitalized Software Development

The following is a summary of capitalized software development costs at December 31, 2014 and 2013:

	Useful Life	2014	2013

Computer software	4-7 years	$1,791,803	$1,736,998
Less - Accumulated amortization		1,463,200	1,180,585

		$328,603	$556,413

Amortization expense related to capitalized software was $282,615 and $280,540 for the years ended December 31, 2014 and 2013, respectively.

(3)	Intangible Assets

The following is a summary of intangible assets subject to amortization at December 31, 2014 and 2013:

	Useful Life	2014	2013

Intellectual property	3-15 years	$216,500	$217,250
Other	5 years	10,000	10,000

		226,500	227,250

Less - Accumulated amortization		147,333	136,028

		$79,167	$91,222

Intellectual property includes purchased client lists and a licensing agreement. Amortization expense for these intangible assets was $12,055 and $16,433 for the years ended December 31, 2014 and 2013, respectively. Included in these amounts is $2,000 for 2014 and 2013 related to the amortization of deferred financing costs that was recorded as interest expense. Estimated amortization expense for each of the ensuing years through December 31, 2019 and thereafter is as follows:

2015	$11,333
2016	11,333
2017	9,833
2018	9,333
2019	9,333
Thereafter	28,002

$79,167

No intangible assets subject to amortization were acquired for the years ended December 31, 2014 and 2013.

(Continued)

(4)	Accrued Expenses

A summary of accrued expenses follows:

	2014	2013

State income and other taxes (non-income)	$1,479,176	$1,096,176
Payroll and taxes	345,504	377,473
Discretionary time off	278,165	263,688
Commissions	38,534	39,405
Legal fees	32,131	—

	$2,173,510	$1,776,742

(5)	Long-Term Debt

The Company has a promissory note to a financial institution issued in 2012 for an original amount of $2,500,000. Principal is payable in fifty-nine (59) consecutive installments of $20,833 and a final installment of the remaining unpaid balance due in June 2017. Interest is paid monthly at an annual rate of three and one-half percent (3.5%). The note is secured by aviation equipment with a net book value of approximately $2,352,000 and $2,618,000 at December 31, 2014 and 2013, respectively, and is guaranteed by the majority shareholder.

Principal payments required to be made for each of the ensuing years are summarized as follows:

2015	$249,996
2016	249,996
2017	1,354,185

$1,854,177

Interest expense totaled $72,618 and $81,483 for the years ended December 31, 2014 and 2013, respectively.

(6)	Advertising

The Company expenses advertising costs. Advertising related to product sales totaled approximately $102,100 and $129,600 for the years ended December 31, 2014 and 2013, respectively.

(Continued)

(7)	State Income Taxes

The provisions for state income taxes are as follows:

	2014	2013

Current	$158,175	$128,810
Deferred	(10,909)	8,819

Total state income tax expense	$147,266	$137,629

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities. The net deferred state income taxes recognized on the consolidated balance sheets at December 31, 2014 and 2013 include the following components:

	2014	2013

Deferred tax assets:
Differences due to accrual verses cash basis	$174,089	$170,141
Accrued vacation	4,174	3,955

	178,263	174,096
Deferred tax liabilities:
Tax depreciation in excess of book	(29,294)	(36,036)

	$148,969	$138,060

There are no net operating loss carryforwards or investment tax credits available to offset current or future state income taxes at December 31, 2014

Management has analyzed the Company’s tax positions and has recorded an accrual of approximately $469,000 and $352,000 at December 31, 2014 and 2013, respectively, for potential liabilities relating to state income/franchise taxes and non-resident income tax withholding in certain states. This liability increased by $117,000 and $99,000 during 2014 and 2013, respectively, for tax positions taken in those periods, of which $47,000 and $51,000, respectively, is included as a component of current income tax expense. These accruals include related estimated penalties and interest.

Management has concluded that no other liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for the open tax years (2011 - 2013), or expected to be taken in the Company’s 2014 tax returns.

The Company identifies its major tax jurisdictions as the U.S. Federal and the State of California. The Company’s 2012 Federal Income Tax return is currently under audit by the Internal Revenue Service. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months, other than with respect to settlement of the amount accrued at December 31, 2014.

(Continued)

(8)	Related Party

The Company leases office space through August 1, 2018 from an entity controlled by the majority shareholder. Under terms of the lease, the Company pays a sum of thirty-five thousand dollars ($35,000) per month. In addition to the rental amount, the Company is responsible for taxes, utilities, insurance, and repairs and maintenance related to the property.

The Company has entered into a sub-lease agreement for equipment storage rental through December 31, 2015 from an entity controlled by the majority shareholder. Under terms of the sub-lease, the Company pays a sum of three thousand five hundred dollars ($3,500) per month. In addition to the rental amount, the Company is responsible for taxes, utilities, insurance, and repairs and maintenance related to the property.

The following is a schedule by year of future minimum lease payments required under the operating lease agreements:

2015	$462,000
2016	420,000
2017	420,000
2018	280,000

$1,582,000

Total lease expense recognized under the operating leases was $462,000 for each of the years ended December 31, 2014 and 2013.

(9)	Employee Benefit Plan

The Company has established a 401(k) savings plan for all eligible employees. The Company provides matching of 25% of an employee’s salary deferral contribution up to 10% and a discretionary contribution may also be made annually. Company contributions were approximately $94,400 and $98,400 for the years ended December 31, 2014 and 2013, respectively.

(10)	Commitments and Contingencies

The Company maintains contracts with third party software companies for use of software that interfaces or runs concurrently with the Company’s licensed software. The Company receives payment from customers and remits the contractual amounts to the third party software providers. Fees are typically stated amounts or based on a monthly fixed rate per facility. The contract terms typically are concurrent with the Company’s customer contracts, but the third-party contracts can be cancelled with ninety (90) days’ notice.

(Continued)

The Company maintains an accrual of approximately $1,010,000 and $744,000 at December 31, 2014 and 2013, respectively, for potential liabilities relating to uncollected sales taxes on historical sales to its customers in certain states. At this time, the Company believes it has adequately accrued for these tax liabilities; however, the settlement of these historical liabilities may differ significantly from the estimates depending on the outcome of future settlement processes.

On October 1, 2014, HealthLine entered into a non-binding letter of intent to be acquired by HealthStream, Inc. (HealthStream). Effective February 12, 2015, HealthLine finalized a purchase/sale agreement (the Agreement) with HealthStream that entitled HealthStream to acquire 100% of the outstanding stock of HealthLine for a total consideration of $88,000,000. The acquisition did not include the subsidiary operations which were not related to healthcare services provided by HealthLine. The acquisition of HealthLine by HealthStream closed on March 16, 2015. In connection with the transaction, HealthLine reorganized as a limited liability company.